Articles of Amendment

to

Articles of Incorporation

of

Zaldiva, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P97000069478

(Document Number of Corporation (if known))

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.  If amending name, enter the new name of the corporation:

N/A  The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc..” or “Co.,” or the designation “Corp,” “Inc,” or “Co”.  A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B.  Enter new principal office address, if applicable:

_N/A______________________

(Principal office address MUST BE A STREET ADDRESS)

___________________________

C.  Enter new mailing address, if applicable:

 N/A

(Mailing address MAY BE A POST OFFICE BOX

___________________________

D.  If amending the registered agent and/or the registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:  N/A

New Registered Office Address:  N/A

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent.  I am familiar with and accept the obligations of the position.

N/A

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title

Name

Address

Type of Action

N/A

N/A

N/A

N/A

E.

If amending or adding additional Articles, enter change(s) here:

(

attach additional sheets, if necessary).  (Be specific)

ARTICLE III

Capitalization:  (a)  The Corporation shall have the authority to issue 2,000,000,000 shares of common voting stock having a per value of one mill ($0.001) per share.

[THE REMAINDER OF ARTICLE III IS NOT BEING AMENDED HEREBY.  THESE ARTICLES OF AMENDMENT SHALL HAVE NO EFFECT WHATSOEVER ON ARTICLE III(b)]

F.   If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption:   July 1, 2010

(date of adoption is required)

Effective date if applicable:   Upon filing with Florida Department of State

Adoption of Amendment(s)

(CHECK ONE)

[X]  The amendment(s) was/were adopted by the shareholders.  The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[  ]  The amendment(s) was/were approved by the shareholders through voting groups.  The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ________________.”

      (voting group)

[  ]  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[  ]  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated:  August 11, 2010

Signature:  Nicole Leigh

   (By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Nicole Leigh

(Typed or printed name of person signing)

President

(Title of person signing)